Registration No. 33-55561
                                             Rule 424 (b)(2)

PRICING SUPPLEMENT No. 58 Dated March 4, 1996 (To Prospectus dated September 23, 1994)

                         $2,500,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                         ________________


Principal Amount:   $25,000,000

Price to Public:    100%      Proceeds to HFC:   99.765%

Issue Date:         March 8, 1996

Stated Maturity:    March 8, 2006

Redeemable On or After:  Not Applicable

Interest Rate:      6.08%

Interest Payment Dates: On the 8th day of September and March of each year, commencing on September 8, 1996, and the Stated
     Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day (without adjustment for additional interest accrual).

Principal Repayment:  $1,250,000 on each Interest Payment Date.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Agent:  Citicorp Securities, Inc.

Agent's Discount or Commission:    .235%













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